Exhibit 14(b)

Independent Auditors’ Consent

The Board of Directors
Advantus Series Fund, Inc.:

We consent to the use of our report dated February 7, 2003 incorporated by reference herein and to the reference to our Firm under the heading Other Service Providers — Custodial and Auditing Services in this combined proxy and registration statement on Form N-14.

KPMG LLP

Minneapolis, Minnesota
June 25, 2003